UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GRIFFON CORPORATION
(Name of Registrant as Specified in Its Charter)

VOSS VALUE MASTER FUND, LP VOSS VALUE-ORIENTED SPECIAL SITUATIONS FUND, LP VOSS ADVISORS GP, LLC VOSS CAPITAL, LLC TRAVIS W. COCKE H. C. CHARLES DIAO
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Voss Value Master Fund, LP, a Cayman Islands limited partnership (“Voss Value Master Fund”), together with the other participants named herein (collectively, “Voss”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2022 annual meeting of stockholders of Griffon Corporation, a Delaware corporation (the “Company”).

Item 1: Voss issued the following press release, which includes a link to an investor presentation previously filed on January 20, 2022, which is incorporated herein by reference.

Voss Capital Issues Detailed Investor Presentation On Griffon Corp.

HOUSTON, Jan. 21, 2022 /PRNewswire/ -- Voss Capital, LLC ("Voss"), a significant shareholder of Griffon Corp. (NYSE: GFF) ("Griffon" or the "Company"), today announced that it has issued a detailed presentation titled “Renovating Griffon,” outlining Voss’s history of engagement with the Company, the ongoing issues with Griffon’s conglomerate structure and corporate governance, and opportunities to create value through the addition of Voss’s highly experienced candidate to Griffon Corp.’s Board of Directors.

The full presentation, Renovating Griffon, can also be found at https://static1.squarespace.com/static/61b797dab053ac4452fabd1d/t/61eadd3685c381438e1e4969/1642782009593/Renovating+Griffon+-+Voss+Capital+Presentation.pdf

Please vote on the BLUE proxy card TODAY to support the election of Voss’s highly qualified nominee at the upcoming Annual Meeting.

If you have questions about the voting process or need assistance voting your BLUE proxy card, or need additional copies of the Voss Group's proxy materials, please call our proxy solicitor Saratoga at (888) 368 – 0379, (212) 257-1311or email Info@saratogaproxy.com.

Visit www.renovategriffon.com for more information. Vote on the BLUE proxy card today!

Media Contact:

Serena Koontz

Head of Investor Relations

Voss Capital, LLC

serena@vosscap.com

Investor Contact:

John Ferguson

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

Item 2: Also on January 21, 2022, Voss updated the website www.renovategriffon.com, copies of the webpages are set forth below: